FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                             MIAMI POWER CORPORATION




                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6
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
                             MIAMI POWER CORPORATION
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                         Pro Forma
                                                                                       Actual           Adjustments        Pro Forma
                                                                                          (in thousands, except per share amounts)
ELECTRIC OPERATING REVENUES
Affiliated companies ....................................................                $39                $--                  $39

OPERATING EXPENSES
Other operation .........................................................                 16                 --                   16
Maintenance .............................................................                  1                 --                    1
Depreciation ............................................................                  1                 --                    1
Income taxes ............................................................                  6                 --                    6
Taxes other than income taxes ...........................................                  6                 --                    6
                                                                                         ---                ----                 ---
                                                                                          30                 --                   30

OPERATING INCOME ........................................................                  9                 --                    9

OTHER INCOME AND EXPENSES - NET .........................................                 --                   2                   2
                                                                                         ---                ----                 ---

INCOME BEFORE INTEREST ..................................................                  9                   2                  11

INTEREST ................................................................                 --                   6                   6
                                                                                         ---                ----                 ---

NET INCOME ..............................................................                $ 9                $ (4)                $ 5

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
                       MIAMI POWER CORPORATION
                                           PRO FORMA BALANCE SHEET
                                             AT DECEMBER 31, 1996

ASSETS
                                                                                                           Pro Forma
                                                                                         Actual           Adjustments      Pro Forma
                                                                                                    (dollars in thousands)
ELECTRIC UTILITY PLANT - ORIGINAL COST
In service ................................................................               $564               $--                $564
Accumulated depreciation ..................................................                555                --                 555
                                                                                          ----               ----               ----
Total electric utility plant ..............................................                  9                --                   9

CURRENT ASSETS
Cash ......................................................................                 67                100                167
Accounts receivable from affiliated companies .............................                  1                --                   1
                                                                                          ----               ----               ----
                                                                                            68                100                168

                                                                                          $ 77               $100               $177

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
                           MIAMI POWER CORPORATION
                                                 PRO FORMA BALANCE SHEET
                                                   AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                          Pro Forma
                                                                                        Actual           Adjustments       Pro Forma
                                                                                                   (dollars in thousands)
COMMON STOCK EQUITY
Common stock - without par value; $1 stated value Authorized shares - 10,000
Outstanding shares - 1,000 Actual .........................................             $   1              $--                $   1
Retained earnings (deficit) ...............................................                (6)                (4)               (10)
                                                                                        -----              -----              -----
Total capitalization ......................................................                (5)                (4)                (9)

CURRENT LIABILITIES
Notes payable .............................................................              --                  100                100
Accounts payable to affiliated companies ..................................                75               --                   75
Accrued taxes .............................................................                 2                 (2)                (0)
Accrued interest ..........................................................              --                    6                  6
                                                                                        -----              -----              -----
                                                                                           77                104                181

OTHER LIABILITIES
Deferred income taxes .....................................................               (32)              --                  (32)
Accrued pension and other postretirement
benefit costs .............................................................                 4               --                    4
Other .....................................................................                33               --                   33
                                                                                        -----              -----              -----
                                                                                            5               --                    5

                                                                                        $  77              $ 100              $ 177

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
                             MIAMI POWER CORPORATION
          PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS (DEFICIT)
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                     Pro Forma
                                                                                 Actual             Adjustments           Pro Forma
                                                                                              (dollars in thousands)

BALANCE DECEMBER 31, 1995 ......................................                  $ 15                   $--                   $ 15

Net income .....................................................                     9                    (4)                     5
Dividends on common stock ......................................                   (30)                   --                    (30)
                                                                                  ----                   ---                   ----

BALANCE DECEMBER 31, 1996 ......................................                  $ (6)                  $(4)                   (10)

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                             MIAMI POWER CORPORATION

            Pro Forma Journal Entries to Give Effect to the Borrowing
                          of Up to $100,000 from Banks


                                   Entry No. 1

Cash                                         $100,000
     Notes payable                                   $100,000

To record the issuance of $100,000 of notes payable.

                                   Entry No. 2

Interest                                     $  6,000
     Accrued interest                                $  6,000

To record interest on $100,000 of notes payable at 6% per annum.

                                   Entry No. 3

Accrued taxes                                $  2,100
     Income taxes                                    $  2,100

To record the reduction in income taxes due to increased interest expense on notes payable.
($6,000 at an assumed tax rate of 35%).